                                                                   Exhibit 10.11













                          ROY F. WESTON, INC.


                   RETIREMENT INCOME RESTORATION PLAN




           AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

                          ROY F. WESTON, INC.
                   RETIREMENT INCOME RESTORATION PLAN

                           TABLE OF CONTENTS

    SECTION                                                             PAGE
    ------------                                                        ----

    INTRODUCTION                                                           1

    DEFINITIONS                                                            2
          2.1     Definitions                                              2
                       - Accrued Annual Pension                            2
                       - Actuarial Equivalent(ce) or Actuarially
                          Equivalent                                       2
                       - Administrative Committee                          2
                       - Annuity Starting Date                             2
                       - Beneficiary                                       3
                       - Board of Directors                                3
                       - Code                                              3
                       - Company                                           3
                       - Compensation                                      3
                       - Disabled or Disability                            4
                       - Disabled Participant                              5
                       - Early Retirement Date                             5
                       - Effective Date                                    5
                       - Eligible Employee                                 5
                       - Employee                                          5
                       - Employer                                          5
                       - ERISA                                             6
                       - Fiduciary                                         6
                       - Hours of Service                                  6
                       - Normal Annual Pension                             8
                       - Normal Retirement Age                             8
                       - Normal Retirement Date                            8
                       - Participant                                       8
                       - Participating Employer                            9
                       - Plan                                              9
                       - Plan Year                                         9
                       - Retirement                                        9
                       - Retirement Income Plan                            9
                       - Spouse (or Surviving Spouse)                      9
                       - Taxable Wage Base                                 9
                       - Terminated (or Termination)                       9
                       - Years of Credited Service                         9
                       - Year of Service                                  10

    PARTICIPATION                                                         11
          3.1     Eligibility to Participate                              11
          3.2     Cessation of Participation                              11





                                  (i)

                               ROY F. WESTON, INC

                       RETIREMENT INCOME RESTORATION PLAN

                               TABLE OF CONTENTS

      SECTION                                                         PAGE
      -------------                                                   ----

      PLAN BENEFITS                                                     12
            4.1      Normal Retirement                                  12
            4.2      Deferred Retirement                                13
            4.3      Early Retirement                                   13
            4.4      Disability Benefit                                 14
            4.5      Termination Benefit                                15
            4.6      Form of Payments                                   15
            4.7      Death Prior to the Annuity Starting Date           15
            4.8      Form of Pension Payments                           16
            4.9      Cash-Out                                           16

      VESTING                                                           18
            5.1      Vesting Schedule                                   18
            5.2      Forfeitures                                        18

      NO FUNDING                                                        19
            6.1      General Obligation of Employer                     19

      AMENDMENT AND TERMINATION                                         20
            7.1      Amendments                                         20
            7.2      Termination or Curtailment                         20
            7.3      Automatic Termination or Curtailment               20
            7.4      Action on Termination                              20

      ADMINISTRATION                                                    21
            8.1      Duties and Responsibilities of Fiduciaries;
                      Allocation of Responsibility Among Fiduciaries
                      for Plan                                          21
            8.2      Voting and Meetings                                22
            8.3      Expenses                                           22
            8.4      Claims Procedure                                   22
            8.5      Other Powers and Duties                            24
            8.6      Rules and Decisions                                25
            8.7      Facility of Payment                                25
            8.8      Indemnification                                    26

      MISCELLANEOUS                                                     27
            9.1      Nonguarantee of Employment                         27
            9.2      Nonalienation of Benefits                          27
            9.3      Action by Company                                  27
            9.4      Inability to Locate Payee                          28
            9.5      Applicable Law                                     28






                                  (ii)

                          ROY F. WESTON, INC.

                   RETIREMENT INCOME RESTORATION PLAN


                              INTRODUCTION




     Roy F. Weston, Inc. (the "Company") establishes the Roy F. Weston, Inc. Retirement Income Restoration Plan (the "Plan") effective January 1, 1995 for the benefit of a select group of its employees (the "Eligible Employees") to restore benefits they lost due to amendment of the limitations under section 401(a)(17) of the Internal Revenue Code of 1986, as amended, (the "Code") which became effective January 1, 1994 with respect to the amount of compensation which may be recognized for purposes of the Roy F. Weston, Inc. Retirement Income Plan (the "Retirement Income Plan"). The Company amended the Retirement Income Plan to provide for the cessation of benefit accrual effective June 30, 1997. Accordingly, the Company hereby amends this Plan to provide for a corresponding cessation of benefit accrual effective June 30, 1997 and to make certain changes in the Plan's administrative provisions.

                              DEFINITIONS
     2.1 Definitions. When used in this Plan, the following initially capitalized words and phrases shall have the meanings indicated herein:
     Accrued Annual Pension means as of any applicable date, the pension determined in accordance with the provisions of Section 4.1 that the Participant would be entitled to receive, commencing on his/her Normal Retirement Date, based on his/her Compensation and Years of Credited Service through June 30, 1997 or, if earlier, the applicable date. An Accrued Annual Pension to which a Participant is entitled shall not be increased or decreased by any amendments to the Plan adopted on or after the date of his/her Termination. A Participant's Accrued Annual Pension shall be fixed and frozen on June 30, 1997.
     Actuarial Equivalent(ce) or Actuarially Equivalent means a benefit of equivalent current value to the benefit which would otherwise have been provided on the basis of the actuarial assumptions which apply under the Retirement Income Plan.
     Administrative Committee means the Joint Administrative Committee of the Roy F. Weston, Inc. Employee Benefit Plans appointed by the Company's Chief Executive Officer.
     Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity. In the case of a benefit not payable as an annuity, Annuity Starting Date means the first day on which all conditions have been met which entitle the Participant to such benefit.
     Beneficiary means the individual or entity designated to receive any death benefits payable under the Plan. A Participant's Beneficiary under the Retirement Income Plan shall be his Beneficiary under this Plan.

     Board of Directors means the board of directors of Roy F. Weston, Inc. Code means the Internal Revenue Code of 1986, as amended, and includes any regulations or rulings promulgated thereunder.
     Company means Roy F. Weston, Inc. and any other business organization which succeeds to its business and elects to continue the Plan.
     Compensation means a Participant's income for a Plan Year which would be recognized to calculate the benefit he/she earned for such Plan Year under the Retirement Income Plan if the limitation of section 401(a)(17) of the Code applied disregarding amendments made by section 13212 of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). For the 1997 Plan Year, Compensation means such income paid through June 27, 1997. Accordingly, this Plan limits Compensation to $242,280 for 1994 and to $245,000 for 1995. For subsequent years, the limit on Compensation shall be increased for cost of living in accordance with section 401(a)(17) of the Code as effective prior to OBRA. For the Plan Year beginning January 1, 1997, Compensation shall be limited to 50% of the annual limit for 1997.
     Disabled or Disability means the total incapacity of a Participant due to a physical or mental condition arising after his/her original date of employment which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profits, except for the purpose of rehabilitation not incompatible with a finding of total and permanent Disability. The determination as to whether a Participant is Disabled shall be made (a) on medical evidence by a licensed physician designated by the Administrative Committee, (b) on evidence that the Participant is eligible for Disability Benefits under any Long Term Disability Plan sponsored by the Employer but administered by an independent third party, or (c) on evidence that the Participant is eligible for Disability Benefits under the Social Security Act in effect at the date of Disability. Disability shall exclude disabilities arising from:
     (a) Chronic or excessive use of intoxicants, drugs, or narcotics; or
     (b) Intentionally self-inflicted injury or intentionally self-induced sickness; or
     (c) A proven unlawful act or enterprise on the part of the Participant; or
     (d) Military service where the Participant is eligible to receive a government-sponsored military disability pension.
     Disabled Participant means a Participant who becomes Disabled while employed by the Employer. A Participant remains a Disabled Participant until the cessation of his/her Disability.
     Early Retirement Date means the date on which a Participant has attained age 60 and completed at least five Years of Service.
     Effective Date of this Plan means January 1, 1995, except as otherwise provided in the Plan.
     Eligible Employee means any individual employed by the Employer on or after the date this Plan is adopted by the Board of Directors who is eligible to participate in the Retirement Income Plan and whose Compensation for a Plan Year commencing on or after January 1, 1994 exceeds the limitation under section 401(a)(17) of the Code (as adjusted for cost of living in accordance with section 13212 of the Omnibus Budget Reconciliation Act of 1993) for such Plan Year. No individual who was not a Participant in the Retirement Income Plan before July 1, 1997 shall be an Eligible Employee.
     Employee means any individual employed by the Employer.

     Employer means the Company and any Participating Employer, which with the approval of the Board of Directors, has adopted this Plan.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations or rulings promulgated thereunder.

     Fiduciary means the Employer, the Board of Directors or the Administrative Committee, but only with respect to the specific responsibilities of each with respect to Plan and only to the extent required by ERISA.

     Hours of Service means:
     (a) Performance of Duties. The actual hours for which an Eligible Employee is paid or entitled to be paid for the performance of duties by the Employer;

     (b) Nonworking Paid Time. Each hour for which an Eligible Employee is paid or entitled to be paid by the Employer directly or indirectly (such as payments made under workers' compensation or accident and sickness plans) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Eligible Employee on account of any single continuous period during which he/she performs no duties. An individual shall be deemed to have been directly or indirectly paid by the Employer for periods during which he/she receives payments from insurance companies, trust funds or other entities to which the Employer pays premiums or contributes, but an individual shall not be deemed to have been paid by reason of payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, or unemployment compensation or disability insurance laws or by reason of payments which solely reimburse an individual for medical or medically related expenses incurred by such individual.

     (c) Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, Hours of Service credited under subsections (a) and (b) above shall not be recredited by operation of this paragraph;

     (d) Equivalencies. Unless and until changed by the Administrative Committee, the following equivalency method for counting Hours of Service shall be applied for Employees who are exempt under the Fair Labor Standards Act: 45 Hours of Service for each week in which such Employee is credited with at least one Hour of Service. Actual Hours of Service shall be counted for Employees who are non-exempt under the Fair Labor Standards Act. The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Administrative Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective. Until changed by the Committee, the working time equivalency method of counting Hours of Service (regular and overtime hours included) shall be used in determining Hours of Service.

     (e) Miscellaneous. The Administrative Committee shall adopt methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years in accordance with Regulations Section 2530.200b-2(b) and (c) promulgated by the Secretary of Labor which are incorporated by reference into the Plan.

     Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Employer or an Affiliate while on such leave, shall be credited with Hours of Service as required by Section 9 of the Military Selective Service Act.

     Notwithstanding any other provision of this Plan to the contrary, an Eligible Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

     Normal Annual Pension means the lifetime annual pension determined in accordance with the provisions of Section 4.1.

     Normal Retirement Age means the Participant's 65th birthday.

     Normal Retirement Date means the first day of the month coincident with or next following Normal Retirement Age.

     Participant means an Eligible Employee who currently is accruing benefits or has a benefit payable under the Plan. No person who was not a Participant on June 30, 1997 shall become a Participant.

     Participating Employer means any entity in which the Company owns directly or indirectly at least 80% of the equity interests on January 1, 1997.

     Plan means the Roy F. Weston, Inc. Retirement Income Restoration Plan, as herein set forth and as it may be amended hereafter.

     Plan Year means the 12 consecutive month period commencing each January 1 and ending each December 31.

     Retirement means Termination of employment with the Employer on or after Early or Normal Retirement Date.

     Retirement Income Plan means the Roy F. Weston, Inc. Retirement Income Plan as in effect on January 1, 1994 and the same as may be amended from time to time.

     Spouse (or Surviving Spouse) means the Spouse or Surviving Spouse of the Participant.

     Taxable Wage Base means, with respect to any Plan Year, the contribution and benefit base under the Social Security Act for that Plan

Year; provided, however, for the 1997 Plan Year, the term shall mean 50% of such amount for 1997.

     Terminated (or Termination) means a Termination of employment with the Employer (and all Affiliates).

     Years of Credited Service refers to periods of employment taken into account in determining a Participant's Accrued Annual Pension or Normal Annual Pension under this Plan. An Eligible Employee shall be credited with a Year of Credited Service for each Plan Year beginning on or after January 1, 1994 and before January 1, 1997 in which he/she has completed 2,000 Hours of Service with the Employer. For the 1997 Plan Year, a Participant shall be credited with a Year of Credited Service if he/she completes 1,000 Hours of Service with the Employer prior to July 1, 1997. For any Plan Year in which an Eligible Employee is not an Employee for the entire Plan Year, he/she shall receive credit for a Year of Credited Service if his/her Hours of Service for the Plan Year at least equal the product of 166 and the number of full calendar months in such Plan Year during which he/she was an Employee.

     Year of Service means a Plan Year in which an Employee is credited with 1,000 Hours of Service.

                             PARTICIPATION

     3.1 Eligibility to Participate. Each Eligible Employee shall participate in the Plan.

     3.2 Cessation of Participation. An Eligible Employee shall cease to earn additional benefits upon the earliest of: (a) the date on which he/she Retires or Terminates employment for any reason; (b) the date on which the Board of Directors fixes for the termination of his/her active participation; or (iii) the date on which the Plan terminates or is amended in a manner which results in the termination of his/her active participation.

                             PLAN BENEFITS

     4.1 Normal Retirement. A Participant may retire on his/her Normal Retirement Date. Each Participant who retires on his/her Normal Retirement Date shall be entitled to receive the Normal Annual Pension determined pursuant to this Section.

     The Normal Annual Pension payable to a Participant shall be the sum of the amount of benefit the Participant accrued for each Year of Credited Service from and after the date he became eligible to participate through June 30, 1997 under the formula below:

     The benefit a Participant accrues for each Year of Credited Service shall equal the sum of (1) and (2) below, reduced by the amount of benefit accrued with respect to such Plan Year under the Retirement Income Plan:

     (1) 1.15% of his/her Compensation for each Plan Year up to 75% of the Taxable Wage Base in effect on the first day of the Plan Year, rounded to the next lower $100; plus

     (2) 1.5% of his/her Compensation for each Plan Year in excess of 75% of the Taxable Wage Base in effect on the first day of the Plan Year, rounded to the next lower $100.

     A Participant's Accrued Annual Pension shall be fixed and frozen as of June 30, 1997. No Participant shall accrue any additional benefit after that date.

     4.2 Deferred Retirement. A Participant who continues in employment beyond his/her Normal Retirement Date shall continue to earn benefits as long as he/she remains an Eligible Employee. Such a Participant may retire on any day after his/her Normal Retirement Date and shall be entitled to receive a deferred retirement pension commencing with the calendar month that coincides with or next follows the month in which his/her actual retirement occurs in an amount computed under Section 4.1 as of his/her Termination.

     4.3 Early Retirement. A Participant who has attained Early Retirement Date and elected early retirement pursuant to the Retirement Income Plan shall be deemed to have elected to receive an early retirement pension after Termination under this Plan commencing at such time as payment commences under the Retirement Income Plan. In such event he/she shall be entitled to either:

     (a) A deferred pension commencing at his/her Normal Retirement Date equal to the Accrued Annual Pension determined on the basis of his/her Compensation and Years of Credited Service to the earlier of June 30, 1997 or the date of his/her early retirement hereunder; or

     (b) A pension commencing as of the first day of any month coincident with or next following his/her Early Retirement Date which is equal to the pension calculated under Section 4.3(a) reduced by .6% for each month by which the commencement date of the benefit precedes the Participant's Normal Retirement Date.

     4.4 Disability Benefit.

     (a) (i) A Participant who is Disabled shall continue to accrue benefits hereunder through June 30, 1997 as if (A) the period of time between the date of his/her Disability and the earliest of (i) his/her recovery from Disability, (ii) June 30, 1997 and (iii) the later of (1) his/her Normal Retirement Date, and (2) the fifth anniversary of the Disability, counted as Years of Credited Service (which he/she shall accrue at the same rate as he/she accrued immediately before his/her Disability), and (B) as if his/her Compensation in effect in the Plan Year when he/she became Disabled continued at the same level until the earliest of (i) his/her recovery from Disability, (ii) June 30, 1997 and (iii) the later of (1) his/her Normal Retirement Date, and (2) the fifth anniversary of the Disability; or

         (ii) in lieu of the benefit described in (i), he/she may elect to receive his/her Accrued Annual Pension at any time on or after his/her Early Retirement Date, reduced, if applicable, for early payment as set forth in Section 4.3(b) if he/she made an election for early commencement of benefits under the Retirement Income Plan.

     (b) If a Disabled Participant recovers and resumes employment with the Employer prior to the earlier of June 30, 1997 or his/her Normal Retirement Date, he/she shall continue to participate subject to the terms of the Plan.

     (c) If a Disabled Participant recovers and does not resume employment with the Employer prior to the earlier of June 30, 1997 or his/her Normal Retirement Date, he/she shall no longer continue to earn benefits under the Plan and his/her Years of Credited Service shall cease as of the earlier of June 30, 1997 or the date of his/her recovery.

     4.5 Termination Benefit. A Participant who Terminates his/her employment with a vested interest in his/her Accrued Annual Pension shall receive his/her benefit in accordance with Section 4.1 or Section 4.3, as applicable.

     4.6 Form of Payments. A Participant shall receive his/her Accrued Annual Pension in the same form of payment as he/she elects or as automatically applies under the Retirement Income Plan. All alternate forms of payment shall be Actuarially Equivalent to the Normal Annual Pension.

     4.7 Death Prior to the Annuity Starting Date. If a Participant dies prior to the Annuity Starting Date, a death benefit may be payable under the circumstances described below.

     (a) On the death of a vested Participant who has reached his/her Early Retirement Date, his/her Surviving Spouse shall be entitled to receive immediately a monthly benefit equal to one-half (1/2) of the Participant's Accrued Annual Pension or Normal Annual Pension determined as of the date of his/her death, as if the Participant's Accrued Annual Pension were paid as an Actuarial Equivalent joint and 50% survivor annuity with the Surviving Spouse as contingent annuitant and reduced for early payment, as applicable, in accordance with
         Section 4.3.

     (b) On the death of a vested Participant who has not reached his/her Early Retirement Date, but who is entitled to a vested interest in his/her Accrued Annual Pension, his/her Surviving Spouse shall be entitled to receive a monthly benefit, payable beginning on the Participant's Early Retirement Date under the Plan, equal to one-half (1/2) of the Participant's Accrued Annual Pension determined as of the date of his/her death as if the Participant's Accrued Annual Pension were paid as an Actuarial Equivalent joint and 50% survivor annuity with the Surviving Spouse as contingent annuitant and reduced for early payment, as applicable, in accordance with Section 4.3.

     (c) Payment shall begin when payment to the Participant's Surviving Spouse begins under the Retirement Income Plan.

     4.8 Form of Pension Payments. Payments shall be paid monthly as of the first of the month, except that the Administrative Committee may direct that payments which would otherwise be less than $100 per month be made quarterly, semi-annually or annually.

     4.9 Cash-Out.

     (a) Notwithstanding any other provision of this Article IV, the Actuarial Equivalent value of the benefit payable to a Participant whose benefit is "cashed-out" under Section 4.12 of Retirement Income Plan shall be distributed to the Participant in one lump sum at the same time as his/her benefit under the Retirement Income Plan is distributed.

     (b) Notwithstanding any other provision of this Article IV, the Actuarial Equivalent value of the Spouse's death benefit payable to the Spouse of a Participant whose benefit is cashed-out pursuant to Section 4.12 of the Retirement Income Plan shall be distributed to such Spouse in one lump sum at the same time his/her benefit under the Retirement Income Plan is distributed.

                                VESTING

     5.1 Vesting Schedule. A Participant's right to a Normal Annual Pension or an Accrued Annual Pension shall be fully vested and nonforfeitable if he/she is living and employed by the Employer or an Affiliate on his/her Normal Retirement Age or on the date he/she becomes Disabled, if earlier. Prior thereto, the rights and interests of a Participant in and to his/her Accrued Annual Pension under the Plan shall become fully vested and nonforfeitable in accordance with the vesting rules of Section 5 of the Retirement Income Plan. A Participant's vested and nonforfeitable right to his/her Accrued Annual Pension under this Plan shall be the same percentage as under the Retirement Income Plan on the date of determination.

     5.2 Forfeitures. Notwithstanding Section 5.1, and except as otherwise provided under the Plan, a Participant's rights and interests in the Plan shall be forfeited if, prior to full vesting under Section 5.1, he/she dies before Normal Retirement Date or actual retirement date, whichever is later.

                               NO FUNDING

     6.1 General Obligation of Employer. The rights and benefits of any Participant or Beneficiary under this Plan shall be solely those of an unsecured creditor of the Employer. No assets acquired or held by the Employer shall be deemed to be held by the Employer in trust for them hereunder or be security for the performance of any obligation of the Employer hereunder. The Employer shall be under no obligation whatsoever to fund its obligations under this Plan.

                       AMENDMENT AND TERMINATION

     7.1 Amendments. The Company, by action of the Board of Directors, reserves the right to make from time to time any amendment or amendments to this Plan.

     7.2 Termination or Curtailment. The Company, by action of the Board of Directors, reserves the right to terminate or curtail the Plan in whole or in part at any time without the consent of any other person.

     7.3 Automatic Termination or Curtailment. If the Company amends the Retirement Income Plan to provide that no additional benefits shall accrue thereunder or terminates the Retirement Income Plan, then this Plan shall be amended or terminated, as the case my be, unless the Board of Directors provides otherwise.

     7.4 Action on Termination. If the Company terminates this Plan or the Plan terminates as provided in Section 7.3, the Employer, in its sole discretion, may distribute to each Participant the Actuarial Equivalent of his Accrued Annual Pension in one lump sum, establish the Actuarial Equivalent as an account balance or opening benefit in a successor plan or distribute such benefits at the time and in the manner they would have been distributed if the Plan had not terminated.

                             ADMINISTRATION

     8.1 Duties and Responsibilities of Fiduciaries; Allocation of Responsibility Among Fiduciaries for Plan. A Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him/her under this Plan. In general, the Employer shall have the sole responsibility for paying benefits provided for under the Plan and for discharging the statutory reporting, disclosure and other duties of a "plan administrator" under the Code, ERISA or other applicable law. The Board of Directors shall have the authority to amend, curtail or terminate, in whole or in part, this Plan; provided, however, the Board of Directors by duly authorized resolution may delegate any or all of its powers under the Plan to a committee of the Board of Directors or to any designated officer or committee of officers of the Employer. The Administrative Committee shall have the responsibility for the administration of this Plan as specifically described herein; provided, however, the Administrative Committee may delegate any of its duties or responsibilities to one or more persons or entities, as it deems appropriate. It is intended that each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and generally shall not be responsible for any act or failure to act of another Fiduciary. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

     8.2 Voting and Meetings. The Administrative Committee shall act by a majority vote of its members at a meeting, or by written consent of all of its members without a meeting.

     8.3 Expenses. The Employer shall pay all expenses authorized and incurred by the Administrative Committee in the administration of the Plan.

     8.4 Claims Procedure.

     (a) Filing of Claim. Any Participant or Beneficiary under the Plan ("Claimant") may file a written claim for a Plan benefit with the Administrative Committee or with a person named by the Administrative Committee to receive claims under the Plan.

     (b) Notification on Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he/she shall be given a written notification containing specific reasons for the denial or limitation of his/her benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his/her claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his/her claim by the Administrative Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate.

     (c) Right of Review. In the event of a denial or limitation of benefits, the Claimant or his/her duly authorized representative shall be permitted to review pertinent documents and to submit to the Administrative Committee issues and comments in writing. In addition, the Claimant or his/her duly authorized representative may make a written request for a full and fair review of his/her claim and its denial by the

Administrative Committee provided, however, that such written request must be received by the Administrative Committee (or its delegate to receive such requests) within 60 days after receipt by the Claimant of written notification of the denial or limitation of the claim.

     (d) Decision on Review. A decision shall be rendered by the Administrative Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review. Any decision by the Administrative Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

     8.5 Other Powers and Duties. The Administrative Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

     (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

     (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

     (c) to prepare and distribute information explaining the Plan;

     (d) to receive from the Employer and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

     (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (f) to appoint or employ advisors including legal and actuarial counsel to render advice with regard to any responsibility of the Administrative Committee under the Plan or to assist in the administration of the Plan. The Administrative Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

     8.6 Rules and Decisions. The Administrative Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Administrative Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Administrative Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer or the legal counsel of the Employer.

     8.7 Facility of Payment. Whenever, in the Administrative Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his/her financial affairs, the Administrative Committee may direct the Employer to make payments to such person or to his/her legal representative or to a relative or friend of such person for his/her benefit.

     8.8 Indemnification. The Employer shall indemnify each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform Fiduciary duties or to exercise Fiduciary authority or responsibility with respect to the Plan and shall save and hold him/her harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him/her in connection with any action, suit or proceeding, resulting from his/her alleged or actual breach of such duties, authority or responsibility, to the extent covered by the law; provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he/she reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe his/her conduct was unlawful.

                             MISCELLANEOUS

     9.1 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Eligible Employee, or as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Eligible Employees with or without cause.

     9.2 Nonalienation of Benefits. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a Spouse or former Spouse, or for any other relative of the Eligible Employee prior to actually being received by the person entitled to the benefit under the terms of the Plan.
Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void to the fullest extent permitted by law.

     9.3 Action by Company. Any action by the Company under this Plan shall be by a duly adopted resolution of the Board of Directors or by its delegee. Any Employer other than the Company which participates in this Plan shall be deemed to accept any action of the Board of Directors or its delegee.

     9.4 Inability to Locate Payee. Each person entitled to receive benefits under the Plan shall be responsible for informing the Administrative Committee of his/her mailing address for purposes of receiving such benefits. If the Administrative Committee is unable to locate any person entitled to receive benefits under the Plan, such benefits shall be forfeited.

     9.5 Applicable Law. This Plan shall be construed, interpreted, administered and enforced in accordance with the laws of the Commonwealth of

Pennsylvania, except to the extent superseded, only when required, by ERISA as in effect from time to time.

     EXECUTED this 7th day of July, 1997.



                                           ROY F. WESTON, INC.



Attest:
                                           By: /s/ W. L. Robertson
                                                 President


By: A. P. Borish
     Secretary


(Corporate Seal)